Independent Auditors' Consent



To the Shareholders and Board of Directors of
Smith Barney Investment Funds Inc.:
We consent to the incorporation by reference, with
respect to the Funds listed below for the Smith Barney
Investment Funds Inc. (the Funds), in the respective
Prospectus and the Statement of Additional
Information, of our report dated February 11, 2000, on
the statement of assets and liabilities, and the
related statement of operations, the statements of
changes in net assets and the financial highlights for
each of the periods described below.  These financial
statements and financial highlights and our report
thereon are included in the Annual Report of the Funds
as filed on Form N-30D.
We also consent to the references to our firm under
the headings "Financial Highlights" in the respective
Prospectus and "Auditors" in the Statement of
additional information.
Fund
Smith Barney Government Securities	Statement of
Assets and Liabilities	        As of December 31,
1999
Smith Barney Investment Grade Bond	Statement of
Operations		        Year ended December 31, 1999
					Statements of Changes in
Net Assets       Two years ended

December 31, 1999
					Financial Highlights
	        Five years ended

December 31, 1999


Smith Barney Contrarian Fund		Statement of
Assets and Liabilities	        As of December 31,
1999
					Statement of Operations
	        Year ended December 31, 1999
	 		Statements of Changes in Net Assets
Two years ended

December 31, 1999
					Financial Highlights
	        Four years ended

December 31, 1999 and for the
					        period from June
30, 1995

(commencement of operations)
				        to December 31, 1995.




KPMG
LLP
New York, New York
April 20, 2000
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